Exhibit 99

GE HealthCare reports third quarter 2026 financial results

•Delivers top- and bottom-line growth ahead of Company expectations and raises full-year 2026 guidance
•Revenue growth of 7.2%, and Organic revenue growth* of 6.2%
•Organic orders growth of 4.0%, book-to-bill of 1.03 times and backlog of $23.7 billion
•Net income margin of 11.1% and Adjusted earnings before interest and taxes (EBIT) margin* of 16.6%; diluted EPS of $1.36 grew 39.1% and Adjusted EPS* of $1.34 grew 25.1%
•Cash flow from operating activities of $907 million and Free cash flow* of $793 million

Chicago, IL – October 28, 2026 – GE HealthCare (Nasdaq: GEHC) today reported financial results for the third quarter ended September 30, 2026.

GE HealthCare President and CEO Peter Arduini said, “We delivered strong top-line growth and margin expansion across all segments, and robust EPS growth in the third quarter. This reflects our teams’ commercial execution, disciplined operational focus enabled by Heartbeat, and continued customer adoption of our innovations. With our improved performance year-to-date and momentum in the business, we are raising guidance for the year.”

Third quarter 2026 total company financial performance(1)
•Revenues of $5.5 billion, up 7.2%, including Organic revenue growth* of 6.2%, with growth across all segments.

•Total orders up 4.0% organically, book-to-bill of 1.03 times and backlog of $23.7 billion, driven by healthy demand.

•Net income attributable to GE HealthCare of $615 million versus $446 million, and Adjusted EBIT* of $913 million versus $761 million.

•Net income margin of 11.1% versus 8.7%, up 250 basis points (bps). Adjusted EBIT margin* of 16.6% versus 14.8%, up 180 bps, with both measures driven by volume, price and cost productivity, and favorable year-over-year net tariff impact, partially offset by inflation.

•Diluted EPS of $1.36 versus $0.98, up $0.38; Adjusted EPS* of $1.34 versus $1.07, up $0.27.

* Non-GAAP financial measure.
(1) All comparisons to prior-year period unless otherwise noted.

Third quarter 2026 segment financial performance (Unaudited)

Segment ($ in millions)	Advanced Imaging Solutions (AIS)	Pharmaceutical Diagnostics (PDx)	Patient Care Solutions (PCS)
Segment Revenues	$3,873	$846	$793
YoY % change	6.1%	13.0%	8.5%
YoY % Organic* change	4.5%	13.8%	8.8%
Segment EBIT	$593	$253	$68
YoY % change	15.8%	14.9%	148.8%
Segment EBIT Margin	15.3%	29.9%	8.6%
YoY change	130 bps	50 bps	480 bps
YoY refers to year-over-year comparison

The Company announced that Jeannette Bankes, President and CEO, Patient Care Solutions, will be leaving for a CEO role at a publicly traded company. Neal Sandy, currently head of PCS Product Strategy and Management, brings more than 30 years of industry experience and will assume the role of President and CEO of PCS on November 16, 2026.

Third quarter capital deployment(1)
•Cash flow from operating activities of $907 million, up $314 million. Free cash flow* of $793 million, up $310 million. Both measures include a tariff refund of $55 million.
•Capital expenditures of $114 million compared to $110 million in the prior year.
•Cash and cash equivalents of $2.9 billion and access to $3.5 billion of revolving credit facilities. Total debt outstanding of $10.0 billion.
•Declared quarterly dividend of $0.04 per share to stockholders of record as of October 23, 2026, an increase of 14% from the previous quarter.
•In October 2026, the Company announced plans to acquire SOFIE Biosciences from Trilantic North America for a purchase price of $945 million paid in cash. The transaction is expected to close in the first half of 2027, subject to customary closing conditions, including regulatory approvals.
Recent innovation and commercial highlights
•GE HealthCare expands general imaging ultrasound portfolio with LOGIQ Focus, elevating everyday ultrasound performance
•GE HealthCare to acquire SOFIE Biosciences, establishing a 'final mile' footprint for PET radiopharmaceutical supply in the U.S.
•GE HealthCare expands research collaboration to explore using generative AI for more personalized radiation therapy
•GE HealthCare announces CareIntellect for Operations, helping health systems optimize resources and expand access to care
•GE HealthCare aims to advance a new era in theranostics with StarGuide™ GX 4D SPECT/CT, now 510(k) pending with the U.S. FDA
•GE HealthCare’s Photonova™ Spectra gains CE Mark, expanding international access
•GE HealthCare unveils the next generation of the Vivid cardiovascular ultrasound portfolio, enabling advanced cardiac imaging across care settings
•GE HealthCare expands breast imaging portfolio with Invenia ABUS Prime and launch of ABUS StreamVue
* Non-GAAP financial measure.
(1) All comparisons to prior-year period unless otherwise noted.

2026 guidance
For the full-year 2026, the Company raises guidance as follows:

	2025A	Previous 2026E	Updated 2026E
Organic Revenue Growth*(1)	3.5%	3.0% - 4.0%	~4.0%
Adjusted EBIT Margin*	15.3%	15.4% - 15.7% 10 - 40 bps	15.5% - 15.7% 20 - 40 bps
Adjusted ETR*	20.2%	20.0% - 21.0%	Reaffirmed
Adjusted EPS*	$4.59	$4.80 - $5.00 4.6% - 9.0%	$4.95 - $5.05 7.9% - 10.1%
Free Cash Flow*	$1.5B	~$1.6B	$1.6B+

The Company provides its outlook on a non-GAAP basis. Refer to the Non-GAAP financial measures in outlook section below for more details.

Financial rounding
Certain columns and rows in this document may not sum due to the use of rounded numbers. Percentages presented are calculated from the underlying whole-dollar amounts.

* Non-GAAP financial measure.
(1) All comparisons to prior-year period unless otherwise noted.

Financial statements

Condensed Consolidated Statements of Income (Unaudited)
	For the three months ended September 30		For the nine months ended September 30
(In millions, except per share amounts)	2026	2025	2026	2025
Sales of products	$3,602	$3,375	$10,364	$9,755
Sales of services	1,911	1,769	5,575	5,172
Total revenues	5,513	5,143	15,939	14,927
Cost of products	2,373	2,270	6,873	6,392
Cost of services	916	884	2,685	2,549
Gross profit	2,224	1,990	6,381	5,987
Selling, general, and administrative	1,100	1,045	3,334	3,114
Research and development	320	292	988	937
Total operating expenses	1,419	1,337	4,322	4,051
Operating income	805	653	2,058	1,936
Interest and other financial charges – net	122	111	332	335
Non-operating benefit (income) costs	(50)	(75)	(146)	(222)
Other (income) expense – net	(19)	(26)	(78)	(124)
Income before income taxes	752	643	1,950	1,947
Benefit (provision) for income taxes	(129)	(179)	(342)	(395)
Net income	623	464	1,608	1,552
Net (income) loss attributable to noncontrolling interests	(9)	(18)	(44)	(57)
Net income attributable to GE HealthCare	$615	$446	$1,564	$1,495

Earnings per share attributable to GE HealthCare:
Basic	$1.36	$0.98	$3.45	$3.27
Diluted	1.36	0.98	3.44	3.26
Weighted-average number of shares outstanding:
Basic	452	456	454	457
Diluted	453	457	455	458

Condensed Consolidated Statements of Financial Position (Unaudited)
	As of
(In millions, except share and per share amounts)	September 30, 2026	December 31, 2025
Cash, cash equivalents, and restricted cash	$2,854	$4,512
Receivables – net of allowances of $101 and $103	3,925	3,955
Inventories	2,628	2,234
Contract and other deferred assets	1,365	1,073
All other current assets	723	726
Current assets	11,495	12,501
Property, plant, and equipment – net	3,219	3,092
Goodwill	15,140	13,489
Other intangible assets – net	1,812	1,130
Deferred income taxes	4,423	4,491
All other non-current assets	2,283	2,205
Total assets	$38,371	$36,906
Short-term borrowings	$3	$508
Accounts payable	3,320	3,250
Contract liabilities	2,251	2,095
Current compensation and benefits	1,626	1,666
All other current liabilities	1,615	1,587
Current liabilities	8,815	9,105
Long-term borrowings	9,970	9,495
Non-current compensation and benefits	5,107	5,453
Deferred income taxes	318	193
All other non-current liabilities	2,297	2,061
Total liabilities	26,508	26,307
Commitments and contingencies
Redeemable noncontrolling interests	234	209
Common stock, par value $0.01 per share, 1,000,000,000 shares authorized, 459,920,180 shares issued as of September 30, 2026; 458,844,209 shares issued as of December 31, 2025	5	5
Treasury stock, at cost, 7,785,199 shares as of September 30, 2026 and 3,107,626 shares as of December 31, 2025	(525)	(225)
Additional paid-in capital	6,797	6,707
Retained earnings	6,795	5,281
Accumulated other comprehensive income (loss) – net	(1,459)	(1,388)
Total equity attributable to GE HealthCare	11,614	10,379
Noncontrolling interests	17	11
Total equity	11,630	10,390
Total liabilities, redeemable noncontrolling interests, and equity	$38,371	$36,906

Condensed Consolidated Statements of Cash Flows (Unaudited)
	For the nine months ended September 30
(In millions)	2026	2025
Net income	$1,608	$1,552
Adjustments to reconcile Net income to Cash from (used for) operating activities:
Depreciation of property, plant, and equipment	235	213
Amortization of intangible assets	241	219
Gain on remeasurement of Nihon Medi-Physics equity method investment	—	(97)
Net periodic postretirement benefit plan (income) expense	(140)	(208)
Postretirement plan contributions	(243)	(260)
Share-based compensation	116	94
Provision for income taxes	342	395
Cash paid during the year for income taxes	(301)	(353)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Receivables	3	(6)
Inventories	(430)	(217)
Contract and other deferred assets	(265)	(111)
Accounts payable	82	(119)
Contract liabilities	130	1
Current compensation and benefits	(44)	(29)
All other operating activities – net	33	(136)
Cash from (used for) operating activities	1,365	937
Cash flows – investing activities
Additions to property, plant and equipment and internal-use software	(392)	(348)
Purchases of businesses, net of cash acquired	(2,293)	(279)
Purchases of investments	(52)	(82)
All other investing activities – net	10	(69)
Cash from (used for) investing activities	(2,726)	(778)
Cash flows – financing activities
Net increase (decrease) in borrowings (maturities of 90 days or less)	(1)	—
Newly issued debt, net of debt issuance costs (maturities longer than 90 days)	1,151	1,494
Repayments and other reductions (maturities longer than 90 days)	(1,013)	(265)
Dividends paid to stockholders	(48)	(48)
Repurchase of common stock	(300)	(200)
Proceeds from stock issued under employee benefit plans	12	25
Taxes paid related to net share settlement of equity awards	(36)	(41)
All other financing activities – net	(20)	(56)
Cash from (used for) financing activities	(255)	910
Effect of foreign currency rate changes on cash, cash equivalents, and restricted cash	(42)	68
Increase (decrease) in cash, cash equivalents, and restricted cash	(1,658)	1,137
Cash, cash equivalents, and restricted cash at beginning of year	4,515	2,893
Cash, cash equivalents, and restricted cash at end of period	$2,857	$4,030

Supplemental disclosure of cash flows information
Cash paid during the year for interest	$(364)	$(327)
Non-cash investing activities
Acquired but unpaid property, plant, and equipment	$124	$111

Non-GAAP financial measures

The non-GAAP financial measures presented in this press release are supplemental measures of GE HealthCare’s performance and its liquidity that the Company believes will help investors understand its financial condition, cash flows, and operating results, and assess its future prospects. When read in conjunction with the Company’s U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in GE HealthCare’s underlying businesses and can be used by management as one basis for making financial, operational, and planning decisions. Descriptions of the reported non-GAAP measures are included below.

The Company reports Organic revenue and Organic revenue growth rate to provide management and investors with additional understanding and visibility into the underlying revenue trends of the Company’s established, ongoing operations, as well as provide insights into overall demand for its products and services. To calculate these measures, the Company excludes the effect of acquisitions, dispositions, and foreign currency rate fluctuations.

The Company reports EBIT, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, and Adjusted earnings per share to provide management and investors with an additional understanding of its business by highlighting the results from ongoing operations and the underlying profitability factors, on a normalized basis. To calculate these measures the Company excludes, and reflects in the detailed reconciliations below, the following adjustments as applicable: Interest and other financial charges – net, Net (income) loss attributable to noncontrolling interests, Non-operating benefit (income) costs, Benefit (provision) for income taxes and certain tax related adjustments, and certain non-recurring and/or non-cash items. GE HealthCare may from time to time consider excluding other non-recurring items to enhance comparability between periods. Adjusted EBIT margin is calculated by taking Adjusted EBIT divided by Total revenues for the same period.

The Company reports Adjusted tax expense and Adjusted ETR to provide management and investors with a better understanding of the normalized tax rate applicable to the business and provide more consistent comparability across periods. Adjusted tax expense excludes the income tax related to the pre-tax income adjustments included as part of Adjusted net income and certain income tax adjustments, such as adjustments to deferred tax assets or liabilities. The Company may from time to time consider excluding other non-recurring tax items to enhance comparability between periods. Adjusted ETR is Adjusted tax expense divided by income before income taxes less the pre-tax income adjustments referenced above.

The Company reports Free cash flow and Free cash flow conversion to provide management and investors with an important measure of the ability to generate cash on a normalized basis and provide insight into the Company’s flexibility to allocate capital. Free cash flow is Cash from (used for) operating activities – continuing operations including cash flows related to the additions and dispositions of property, plant, and equipment (“PP&E”) and additions of internal-use software. Free cash flow does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the capital required for debt repayments. Free cash flow conversion is calculated by taking Free cash flow divided by Adjusted net income.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes. In order to compensate for the discussed limitations, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. The detailed reconciliations of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure are provided below, and no single financial measure should be relied on to evaluate our business.

Non-GAAP financial reconciliations

Organic Revenue*
Unaudited	For the three months ended September 30			For the nine months ended September 30
($ in millions)	2026	2025	% change	2026	2025	% change
AIS revenues	$3,873	$3,649	6.1%	$11,284	$10,522	7.2%
Less: Acquisitions(1)	68	—		140	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	(8)	—		148	—
AIS Organic revenue*	$3,814	$3,649	4.5%	$10,996	$10,522	4.5%
PDx revenues	$846	$749	13.0%	$2,458	$2,110	16.5%
Less: Acquisitions(1)	—	—		50	1
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	(6)	—		29	—
PDx Organic revenue*	$852	$749	13.8%	$2,379	$2,109	12.8%
PCS revenues	$793	$731	8.5%	$2,171	$2,262	(4.0)%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	(2)	—		12	—
PCS Organic revenue*	$795	$731	8.8%	$2,159	$2,262	(4.5)%
Other revenues	$2	$15	(89.4)%	$26	$33	(23.6)%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	—	—		—	—
Other Organic revenue*	$2	$15	(89.4)%	$26	$33	(23.6)%
Total revenues	$5,513	$5,143	7.2%	$15,939	$14,927	6.8%
Less: Acquisitions(1)	68	—		190	1
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	(16)	—		189	—
Organic revenue*	$5,462	$5,143	6.2%	$15,560	$14,926	4.2%

(1)
Represents revenues attributable to acquisitions from the date the Company completed the transaction through the end of four quarters following the transaction, excluding the impact of Foreign currency exchange already captured in lines elsewhere.

(2)	Represents revenues attributable to dispositions for the four quarters preceding the disposition date.

* Non-GAAP financial measure.

Adjusted EBIT*
Unaudited	For the three months ended September 30			For the nine months ended September 30
($ in millions)	2026	2025	% change	2026	2025	% change
Net income attributable to GE HealthCare	$615	$446	37.9%	$1,564	$1,495	4.6%
Add: Interest and other financial charges – net	122	111		332	335
Add: Non-operating benefit (income) costs	(50)	(75)		(146)	(222)
Less: Benefit (provision) for income taxes	(129)	(179)		(342)	(395)
Less: Net (income) loss attributable to noncontrolling interests	(9)	(18)		(44)	(57)
EBIT*	824	679	21.3%	2,136	2,060	3.7%
Add: Restructuring costs(1)	17	31		92	71
Add: Acquisition and disposition-related charges (benefits)(2)	11	9		57	24
Add: Spin-Off and separation costs and other adjustments(3)	4	6		2	35
Add: (Gain) loss on business and asset dispositions(4)	(2)	—		(2)	(5)
Add: Amortization of acquisition-related intangible assets	61	41		169	116
Add: Investment revaluation (gain) loss(5)	6	(4)		14	(96)
Less: Tariff refunds(6)	9	—		115	—
Adjusted EBIT*	$913	$761	19.9%	$2,353	$2,205	6.7%
Net income margin	11.1%	8.7%	250 bps	9.8%	10.0%	(20) bps
Adjusted EBIT margin*	16.6%	14.8%	180 bps	14.8%	14.8%	— bps

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)
Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.

(3)
Costs and other adjustments related to the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.

(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)
Primarily relates to valuation adjustments for equity investments and for the nine months ended September 30, 2025, includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.

(6)	Consists of the pre-tax impact of refunds pertaining to IEEPA tariffs incurred in the year ended December 31, 2025.
* Non-GAAP financial measure.

Adjusted Net Income*
Unaudited	For the three months ended September 30			For the nine months ended September 30
($ in millions)	2026	2025	% change	2026	2025	% change
Net income attributable to GE HealthCare	$615	$446	37.9%	$1,564	$1,495	4.6%
Add: Non-operating benefit (income) costs	(50)	(75)		(146)	(222)
Add: Restructuring costs(1)	17	31		92	71
Add: Acquisition and disposition-related charges (benefits)(2)	11	9		57	24
Add: Spin-Off and separation costs and other adjustments(3)	4	6		2	40
Add: (Gain) loss on business and asset dispositions(4)	(2)	—		(2)	(5)
Add: Amortization of acquisition-related intangible assets	61	41		169	116
Add: Investment revaluation (gain) loss(5)	6	(4)		14	(96)
Less: Tariff refunds(6)	9	—		115	—
Add: Tax effect of reconciling items(7)	(7)	(2)		(16)	(3)
Add: Spin-Off and other tax adjustments(8)	(37)	39		(45)	22
Adjusted net income*	$608	$490	24.0%	$1,575	$1,441	9.3%

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)
Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.

(3)
Costs and other adjustments related to the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs. For the nine months ended September 30, 2025, an adjustment is included to eliminate the associated impact on Net (income) loss attributable to noncontrolling interests for applicable costs that impact earnings attributable to noncontrolling interests.

(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)
Primarily relates to valuation adjustments for equity investments and for the nine months ended September 30, 2025, includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.

(6)
Consists of the pre-tax impact of refunds pertaining to IEEPA tariffs incurred in the year ended December 31, 2025. The associated tax effect is presented on the Tax effect of reconciling items line. The net of tax impact of tariff refunds is $7 million and $88 million for the three and nine months ended September 30, 2026, respectively.

(7)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(8)
Consists of certain income tax adjustments, including foreign income tax reserve releases and discrete tax impacts resulting from the Spin-Off and separation from GE. Additionally, includes the impact of a foreign tax audit settlement for the three and nine months ended September 30, 2026; impacts from tax law changes for the three and nine months ended September 30, 2025; and tax impacts of the NMP acquisition for the nine months ended September 30, 2025.

* Non-GAAP financial measure.

Adjusted Earnings Per Share*
Unaudited	For the three months ended September 30			For the nine months ended September 30
(In dollars, except shares outstanding presented in millions)	2026	2025	$ change	2026	2025	$ change
Diluted earnings per share	$1.36	$0.98	$0.38	$3.44	$3.26	$0.18
Add: Non-operating benefit (income) costs	(0.11)	(0.16)		(0.32)	(0.49)
Add: Restructuring costs(1)	0.04	0.07		0.20	0.16
Add: Acquisition and disposition-related charges (benefits)(2)	0.03	0.02		0.13	0.05
Add: Spin-Off and separation costs and other adjustments(3)	0.01	0.01		0.00	0.09
Add: (Gain) loss on business and asset dispositions(4)	(0.00)	—		(0.00)	(0.01)
Add: Amortization of acquisition-related intangible assets	0.13	0.09		0.37	0.25
Add: Investment revaluation (gain) loss(5)	0.01	(0.01)		0.03	(0.21)
Less: Tariff refunds(6)	0.02	—		0.25	—
Add: Tax effect of reconciling items(7)	(0.02)	(0.00)		(0.03)	(0.01)
Add: Spin-Off and other tax adjustments(8)	(0.08)	0.09		(0.10)	0.05
Adjusted earnings per share*	$1.34	$1.07	$0.27	$3.46	$3.15	$0.32
Diluted weighted-average shares outstanding	453	457		455	458

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)
Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.

(3)
Costs and other adjustments related to the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs. For the nine months ended September 30, 2025, an adjustment is included to eliminate the associated impact on Net (income) loss attributable to noncontrolling interests for applicable costs that impact earnings attributable to noncontrolling interests.

(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)
Primarily relates to valuation adjustments for equity investments and for the nine months ended September 30, 2025, includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.

(6)
Consists of the pre-tax impact of refunds pertaining to IEEPA tariffs incurred in the year ended December 31, 2025. The associated tax effect is presented on the Tax effect of reconciling items line. The net of tax impact of tariff refunds is $0.02 and $0.19 for the three and nine months ended September 30, 2026, respectively.

(7)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(8)
Consists of certain income tax adjustments, including foreign income tax reserve releases and discrete tax impacts resulting from the Spin-Off and separation from GE. Additionally, includes the impact of a foreign tax audit settlement for the three and nine months ended September 30, 2026; impacts from tax law changes for the three and nine months ended September 30, 2025; and tax impacts of the NMP acquisition for the nine months ended September 30, 2025.

* Non-GAAP financial measure.

Adjusted Tax Expense* and Adjusted ETR*
Unaudited	For the three months ended September 30		For the nine months ended September 30
($ in millions)	2026	2025	2026	2025
Benefit (provision) for income taxes	$(129)	$(179)	$(342)	$(395)
Add: Tax effect of reconciling items(1)	(7)	(2)	(16)	(3)
Add: Spin-Off and other tax adjustments(2)	(37)	39	(45)	22
Adjusted tax expense*	$(174)	$(142)	$(402)	$(377)
Effective tax rate	17.1%	27.8%	17.5%	20.3%
Adjusted effective tax rate*	22.0%	21.8%	19.9%	20.2%

(1)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(2)
Consists of certain income tax adjustments, including foreign income tax reserve releases and discrete tax impacts resulting from the Spin-Off and separation from GE. Additionally, includes the impact of a foreign tax audit settlement for the three and nine months ended September 30, 2026; impacts from tax law changes for the three and nine months ended September 30, 2025; and tax impacts of the NMP acquisition for the nine months ended September 30, 2025.

Free Cash Flow*
Unaudited	For the three months ended September 30			For the nine months ended September 30
($ in millions)	2026	2025	% change	2026	2025	% change
Cash from (used for) operating activities	$907	$593	52.9%	$1,365	$937	45.6%
Add: Additions to PP&E and internal-use software	(114)	(110)		(392)	(348)
Add: Dispositions of PP&E	—	—		—	—
Free cash flow*	$793	$483	64.2%	$973	$589	65.2%

Non-GAAP financial measures in outlook

GE HealthCare calculates forward-looking non-GAAP financial measures, including Organic revenue growth, Adjusted EBIT margin, Adjusted ETR, Adjusted EPS, and Free cash flow based on internal forecasts that omit certain amounts that would be included in U.S. GAAP financial measures. GE HealthCare does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective U.S. GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or dispositions, timing and magnitude of restructuring activities, and revaluation of strategic investments, amongst other items. The timing and amounts of these items are uncertain and could have a substantial impact on GE HealthCare’s results in accordance with U.S. GAAP.

Key performance indicators

Management uses the following metrics to provide a leading indicator of current business demand from customers for products and services.
•Organic orders growth: Rate of change period-over-period of contractual commitments with customers to provide specified goods or services for an agreed upon price, and excluding the effects of: (1) recent acquisitions and dispositions with less than a full year of comparable orders; and (2) foreign currency exchange rate fluctuations in order to present orders on a constant currency basis.
•Book-to-bill: Total orders divided by Total revenues within a given financial period (e.g., quarter or FY).

* Non-GAAP financial measure.

Conference call and webcast information

GE HealthCare will discuss its results during its live earnings call today, October 28, 2026 at 8:30 am ET/7:30 am CT. The webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website at https://investor.gehealthcare.com/news-events/events. An archived version of the webcast will be available on the website after the call.

Forward-looking statements

This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about the Company’s business and expected financial performance, financial condition, and results of operations, including revenue, revenue growth, profit, taxes, earnings per share, and cash flows, and the Company’s outlook; changes in the Company’s leadership and related impacts; and the Company’s strategy, innovation, and acquisitions and investments. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include, but are not limited to, operating in highly competitive markets; global geopolitical and economic instability, including as a result of changes in trade and tariff policy, and international conflicts and tensions, including between Ukraine and Russia, in the Middle East, and in other regions; public health crises, epidemics, and pandemics, and their effects on the Company’s business; changes in or elimination of government subsidies, and changes in third-party and government reimbursement processes, rates, and contractual relationships, including related to government shutdowns, and changes in the mix of public and private payers; demand for the Company’s products, services, or solutions and factors that affect that demand; developments in the market in China; the Company’s ability to control increases in healthcare costs and any subsequent effect on demand for the Company’s products, services, or solutions; the Company’s ability to successfully complete strategic transactions; the actions or inactions of third parties with whom the Company partners and the various collaboration, licensing, and other partnerships and alliances the Company has with third parties; the impacts related to the Company’s increasing focus on and investment in cloud, edge computing, artificial intelligence, and software offerings; management of the Company’s supply chain and the Company’s ability to cost-effectively secure the materials it needs to operate its business; disruptions in the Company’s operations; the impact of potential information technology, cybersecurity, or data security breaches; maintenance and protection of the Company’s intellectual property rights, as well as maintenance of successful research and development efforts with respect to commercially successful products and technologies; the Company’s ability to attract and/or retain key talent and qualified employees; increasing attention to sustainability matters; compliance with the various legal, regulatory, tax, privacy, and other laws to which the Company is subject, such as the Foreign Corrupt Practices Act and similar anti-corruption and anti-bribery laws globally, and related changes, claims, inquiries, investigations, or actions; the impact of potential product liability claims or potential litigation, arbitration, or similar proceedings; the Company’s level of indebtedness and the impact of complying with the covenants and other terms of the Company’s debt instruments on its business. Please also see Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

About GE HealthCare Technologies Inc.
GE HealthCare is a leading global healthcare solutions provider of advanced medical technology, pharmaceutical diagnostics, and AI, cloud and software solutions that help clinicians tackle the world’s most complex diseases. Serving patients and providers for 130 years, GE HealthCare is delivering bold innovations designed for the next era of medicine across its Advanced Imaging Solutions, Pharmaceutical Diagnostics, and Patient Care Solutions segments to help clinicians deliver more personalized, precise patient care. We are a $20.6 billion business with approximately 54,000 colleagues working to create a world where healthcare has no limits.

GE HealthCare is proud to be among 2026 Fortune World’s Most Admired Companies™.

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Investor Relations Contact:
Carolynne Borders
+1-631-662-4317
carolynne.borders@gehealthcare.com

Media Contact:
Jennifer Fox
+1-414-530-3027
jennifer.r.fox@gehealthcare.com